As filed with the Securities and Exchange Commission on August 11, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
PANERA BREAD COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2723701
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6710 Clayton Road
Richmond Heights, MO	63117
(Address of Principal Executive Offices)	(Zip Code)
2006 Stock Incentive Plan
1992 Employee Stock Purchase Plan
(Full Title of the Plan)
William W. Moreton
President and Chief Executive Officer
Panera Bread Company
6710 Clayton Road
Richmond Heights, MO 63117
(Name and Address of Agent For Service)
(314) 633-7100
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount of
Title of Securities to be	Amount to be	Maximum Offering	Aggregate Offering	Registration
Registered	Registered (1)	Price Per Share (3)	Price (3)	Fee
Class A Common Stock, $0.0001 par value per share	925,000 shares (2)	$75.79	$70,105,750	$4,999

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (a) an additional 800,000 shares of Class A Common Stock issuable under the 2006 Stock Incentive Plan, as amended, pursuant to the terms of such plan and (b) an additional 125,000 shares of Class A Common Stock issuable under the 1992 Employee Stock Purchase Plan, as amended, pursuant to the terms of such plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the Nasdaq Global Select Market on August 6, 2010.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission:
(1) File No. 333-134460, filed on May 25, 2006, relating to the Registrant’s 2006 Stock Incentive Plan; and
(2) File No. 333-143277, filed on May 25, 2007, File No. 333-31857, filed on July 23, 1997, and File No. 333-46683, filed on March 26, 1992, relating to the Registrant’s 1992 Employee Stock Purchase Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on this 11th day of August, 2010.

PANERA BREAD COMPANY
By:	/s/ William W. Moreton
William W. Moreton
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Panera Bread Company, hereby severally constitute and appoint William W. Moreton and Jeffrey W. Kip, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Panera Bread Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William W. Moreton William W. Moreton	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2010

/s/ Jeffrey W. Kip Jeffrey W. Kip	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	August 11, 2010

/s/ Mark D. Wooldridge Mark D. Wooldridge	Assistance Controller (Principal Accounting Officer)	August 11, 2010

/s/ Ronald M. Shaich Ronald M. Shaich	Executive Chairman	August 11, 2010

/s/ Charles J. Chapman, III Charles J. Chapman, III	Director	August 11, 2010

/s/ Domenic Colasacco Domenic Colasacco	Director	August 11, 2010

/s/ Fred K. Foulkes Fred K. Foulkes	Director	August 11, 2010

/s/ Larry J. Franklin Larry J. Franklin	Director	August 11, 2010

/s/ Thomas E. Lynch Thomas E. Lynch	Director	August 11, 2010

INDEX TO EXHIBITS

Number	Description

4.1
Certificate of Incorporation of the Registrant, as amended through June 7, 2002 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 13, 2002 (File No. 0-19253), as filed with the Commission on August 26, 2002 and incorporated herein by reference).

4.2
Amended and Restated Bylaws of the Registrant, as amended through March 9, 2006 (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 0-19253), as filed with the Commission on March 15, 2006 and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of the Registrant’s Independent Registered Public Accounting Firm.

24	Power of Attorney (included on the signature page of this registration statement).